UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 26, 2018

LIFE ON EARTH, INC.

(Exact name of Registrant as specified in its Charter)

Delaware	333-190788	46-2552550
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

575 Lexington Avenue, 4th Floor, New York, NY 10022
(Address of principal executive offices)

(646) 844-9897
(Registrant’s Telephone Number)

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2) ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☑

Life on Earth, Inc. is referred to herein as “we”, “us”, or “our” or “LFER”)

ITEM 1.01 Entry into a Material Definitive Agreement.

Background

On April 26, 2018, we reported on Form 8-K the closing and acquisition of Giant Beverage, Inc. (“Giant”) for cash and stock consideration of $600,000 (the “Acquisition”). .

Sale Back of Giant Shares

On July 15, 2019, pursuant to a Dispute Resolution and the previously agreed to Resale Agreement, we completed the sale back of the Giant Shares to Giant (the “Sale Back”). The terms of the Sale Back also provided a payment at closing to Giant’s previous owners for a total of $112,718 in a combination of cash and common stock to settle, among other things, the previous loans that were due in connection with the original terms of that purchase. The 1,455,000 LFER shares that were originally issued to Giant’s previous principals were part of their re-purchase of Giant back from LFER, which shares have already been presented to our transfer agent for cancellation. We plan to issue the attached press release dated August 12, 2019 (Exhibit 99.1) regarding the cancellation of the shares in reference to the Re-Sale of Giant.

ITEM 9.01 Financial Statements and Exhibits.

(c) Exhibits.

Exhibit 99.1 Press Release dated August 12, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIFE ON EARTH, INC.

Date: August 12, 2019	By:	/s/ Fernando Oswaldo Leonzo
Fernando Oswaldo Leonzo
Chief Executive Officer